Exhibit 99.1

Dynavax Responds to Deep Track and Highlights Long-Term Value Creation Strategy

Reiterates Meaningful Board Change Already Underway

EMERYVILLE, Calif., Feb. 19, 2025 – Dynavax Technologies Corporation (Nasdaq: DVAX) (“Dynavax” or the “Company”), a commercial-stage biopharmaceutical company developing and commercializing innovative vaccines, today issued a statement underscoring continued execution momentum and commitment to driving long-term stockholder value. The Company also confirmed that Deep Track Capital (“Deep Track”) has submitted a letter purporting to nominate four candidates to stand for election to the Dynavax Board of Directors at the Company’s 2025 Annual Meeting of Stockholders.

Track Record of Strong Financial Performance Underpinned by Disciplined and Balanced Capital Allocation

Dynavax has been successfully executing a clear strategic plan focused on three core priorities which is consistently delivering strong financial results and sustainable long-term value:

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Driving strong HEPLISAV-B® growth: Dynavax achieved record HEPLISAV-B annual revenue in 2024, reflecting 26% growth year-over-year, positioning the Company at the upper tier of its updated guidance range. The Company expects to achieve at least 60% total market share by 2030.

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Advancing a differentiated vaccine pipeline: Dynavax is advancing a pipeline of differentiated product candidates that leverage its proprietary CpG 1018® adjuvant, including its novel shingles vaccine program with potential to disrupt the multi-billion dollar global shingles vaccine market. The Company also recently announced a new $30 million contract with the U.S. Department of Defense to advance its plague vaccine program.

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Maintaining a disciplined and balanced approach to capital allocation: With the strength of the Company’s financial profile, including its balance sheet with $714 million as of year-end 2024, Dynavax is well positioned to continue developing pipeline assets towards proof-of-concept, and able to actively pursue external opportunities to expand its portfolio with strategically aligned assets that can be rapidly developed into commercial products.

As part of the Company’s disciplined capital plan, in November 2024, Dynavax announced its first share repurchase plan of $200 million which is expected to be executed within a period of up to one year, $100 million of which was executed through an accelerated share repurchase program. This program allows the Company to return excess cash to stockholders while preserving financial flexibility to make the required investments to deliver future growth. Additionally, in the third quarter of 2024, the Company discontinued its Tdap program given study results did not meet required thresholds, which demonstrates in action Dynavax’s disciplined approach to deploying capital to the greatest growth opportunities.

Meaningful Board Change Already Underway

Beginning in August 2024, the Board initiated a process to identify new directors as part of its ongoing refreshment program. As disclosed on January 27, 2025, the Board announced meaningful changes to the composition of the Board and the Company’s governance profile, including the appointment of two highly qualified independent directors, two current directors stepping down at the 2025 Annual Meeting and the Board’s intention to seek stockholder approval at the 2025 Annual Meeting for the declassification of the Board.

The Board has thoughtfully evolved as the Company has grown to ensure the directors have a balanced mix of skillsets and experiences that are closely tied to the Company’s key priorities, including vaccine development – R&D, marketing, commercial operations, executive leadership and financial expertise.

Following the 2025 Annual Meeting, the Board will be comprised of nine directors, with six of its eight independent directors having been appointed since 2020.

Engagement with Deep Track

The Board and management team have engaged extensively with Deep Track over many years and incorporated Deep Track’s feedback into the Company’s decision making. Since the fall of 2024, Deep Track, and in particular, its founder, David Kroin, have become fixated on a strategy for Dynavax based on significantly flawed financial and strategic assumptions. Despite multiple attempts by the Board and management to find common ground, Deep Track has only become more insistent on a value destructive plan for Dynavax: abandoning portfolio diversification, returning any cash needed to sustain and grow the business by implementing an outsized share repurchase program and selling Dynavax as a single-asset company. Deep Track’s strip-mining plan for Dynavax jeopardizes a strong platform with significant long-term growth opportunities for a near-term payoff of a considerably lower value.

To prosecute its strip-mining strategy, Deep Track initially proposed three new directors – Jeffrey Farrow, Donald Santel and Brett Erkman, a Deep Track representative. The Board’s Nominating and Corporate Governance Committee interviewed each of the three candidates and determined, after consultation with the full Board, that only one, Mr. Santel, would be additive to the Board relative to the existing directors and the other independent candidates the Board was already separately considering as part of its ongoing refreshment process.

In order to avoid the distraction and cost of a potential proxy contest, the Board offered multiple highly reasonable settlement proposals that provided meaningful Board refreshment without compromising the Company’s long-term prospects. Unfortunately, Deep Track has been insistent on obtaining the ability to “control” the Board without paying a control premium and expanded its list of demands throughout the negotiation process:

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The Board initially proposed a settlement that included the appointments of two independent directors, one of whom was Mr. Santel, and one of the Board’s current directors stepping down. Mr. Kroin rejected this and demanded that any settlement must include, Mr. Erkman, and that Deep Track must have the opportunity to gain majority “control” of the Board by 2026. Dynavax’s Board was told that independent candidates proposed by the Board “don’t count” toward Deep Track’s demand for control.

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Notwithstanding Mr. Kroin’s alarming focus on gaining control of the Board by 2026 without paying other stockholders a control premium, the Board revised its settlement proposal to include the appointment of a third mutually agreed independent candidate and three current directors retiring by the 2026 Annual Meeting. Deep Track summarily rejected this proposal, steadfast in its insistence that it have the opportunity to take control of the Board by 2026.

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Given Deep Track’s rejection of the revised settlement proposal, the Company moved forward with its planned Board and governance changes as announced on January 27, 2025. Subsequent to this announcement, the Board was still willing to reach a resolution and again offered for Mr. Santel to join the Board in the context of settlement. Deep Track was completely unresponsive for three weeks, and instead of engaging with the Company, decided to add a fourth candidate to its slate and submit a nomination notice in furtherance of its distracting and value-destructive campaign.

While the Board believes this proxy contest is unreasonable and disregards multiple constructive settlement offers by the Board, Dynavax remains committed to constructive and reasonable engagement with Deep Track, while ensuring that the best interests of all stockholders – not only those of Mr. Kroin and his fund – are protected and represented.

The Board will review Deep Track’s materials and, if appropriate, present its formal recommendation regarding director nominations in its proxy statement, which will be filed with the U.S. Securities and Exchange Commission and mailed to all stockholders eligible to vote at the 2025 Annual Meeting, which has not yet been scheduled. Dynavax stockholders are not required to take any action at this time.

Goldman Sachs & Co. LLC is serving as financial advisor to Dynavax and Cooley LLP is serving as legal counsel.

WHAT IS HEPLISAV-B?

HEPLISAV-B is a shot given to adults 18 years of age and older to help prevent infection caused by the hepatitis B virus.

HEPLISAV-B is usually given in the arm muscle. HEPLISAV-B is given in 2 doses, 1 month apart, by a healthcare provider.

IMPORTANT SAFETY INFORMATION

If you have a history of severe allergic reaction after a previous dose of any hepatitis B vaccine, or to any ingredient of HEPLISAV-B, including yeast, do not take HEPLISAV-B.

HEPLISAV-B must be given by a medical professional, who will monitor you afterwards, to check for allergic reaction.

If you are immunocompromised, or receiving immunosuppressant therapy, you may have less of an immune response to HEPLISAV-B.

Some people have hepatitis B infection without being aware of it or showing any symptoms. If you already have hepatitis B present in your body, HEPLISAV-B may not prevent hepatitis B infection.

The most common side effects include pain at the injection site, tiredness, and headache.

HEPLISAV-B was not studied in pregnant or nursing women. Tell your provider if you are pregnant or plan to become pregnant or are breast feeding.

Vaccination with HEPLISAV-B may not protect all individuals.

Talk to your healthcare provider to determine if HEPLISAV-B is right for you.

Please see full Prescribing Information

About Dynavax

Dynavax is a commercial-stage biopharmaceutical company developing and commercializing innovative vaccines to help protect the world against infectious diseases. The Company has two commercial products, HEPLISAV-B® vaccine [Hepatitis B Vaccine (Recombinant), Adjuvanted], which is approved in the U.S., the European Union and the United Kingdom for the prevention of infection caused by all known subtypes of hepatitis B virus in adults 18 years of age and older, and CpG 1018® adjuvant, currently used in HEPLISAV-B and multiple adjuvanted COVID-19 vaccines. For more information about our marketed products and development pipeline, visit www.dynavax.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to a number of risks and uncertainties. All statements that are not historical facts are forward-looking statements. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “will,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “toward,” “will,” “would” and similar expressions, or the negatives thereof, or they may use future dates. Forward-looking statements made in this document include statements regarding the Company’s plans to submit a declassification proposal at its 2025 Annual Meeting, expected contributions from newly appointed directors, the planned resignation of certain directors, expectations regarding delivering value for our stockholders, and our future growth and long-term performance. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including, the risk that circumstances surrounding or leading up to our 2025 Annual Meeting may change, risks relating to our ability to commercialize and supply HEPLISAV-B, and risks related to the implementation of our long-term growth objectives, as well as other risks detailed in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the three months ended September 30, 2024 and periodic filings made thereafter, as well as discussions of potential risks, uncertainties and other important factors in our other filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. Information on Dynavax’s website at www.dynavax.com is not incorporated by reference in our current periodic reports with the SEC.

Important Additional Information and Where to Find It

The Company intends to file a proxy statement, an accompanying proxy card (which in the case of a contested meeting would be the GOLD universal proxy card) and other relevant documents with the SEC in connection with the solicitation of proxies for the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a copy of the Company’s proxy statement, accompanying proxy card, any amendments or supplements to the proxy statement and any other relevant documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://investors.dynavax.com/sec-filings.

Participants in the Solicitation

This press release is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. Dynavax, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies for the 2025 Annual Meeting. Information about Dynavax’s directors and executive officers , including their respective direct or indirect interests, by security holdings or otherwise, is available in the Company’s proxy statement on Schedule 14A for its 2024 annual meeting of stockholders, filed with the SEC on April 11, 2024 (available here). To the extent holdings of Dynavax securities reported in the proxy statement have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. Updated information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for the 2025 Annual Meeting and other relevant documents filed with the SEC in connection with the 2025 Annual Meeting when they become available. These documents are or, when they become available, will be available free of charge at the SEC’s website at www.sec.gov .

For Investors:

Paul Cox

pcox@dynavax.com

510-665-0499

or

MacKenzie Partners, Inc.

Bob Marese/John Bryan

Toll-Free: 1-800-322-2885

Email: DVAX@mackenziepartners.com

For Media:

Collected Strategies

Dan Moore / Tali Epstein

Dynavax-CS@collectedstrategies.com